   As filed with the Securities and Exchange Commission on September 24, 2003

                                                         REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                           75-2564006
     (State or other jurisdiction of                  (I.R.S. Employer Identification No.)
     incorporation or organization)

          1515 WEST 20TH STREET
             P.O. BOX 612787
    DFW INTERNATIONAL AIRPORT, TEXAS                                 75261
(Address of Principal Executive Offices)                           (Zip Code)

                                   ----------

                 KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                            STEVEN E. MARKHOFF, ESQ.
                       VICE PRESIDENT STRATEGIC PLANNING,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                                KITTY HAWK, INC.
                              1515 WEST 20TH STREET
                                 P.O. BOX 612787
                     DFW INTERNATIONAL AIRPORT, TEXAS 75261
                     (Name and address of agent for service)

                                 (972) 456-2200
          (Telephone number, including area code, of agent for service)

                        with copies of communications to:
                            GARRETT A. DEVRIES, ESQ.
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED           PROPOSED
                                                                           MAXIMUM             MAXIMUM          AMOUNT OF
             TITLE OF SECURITIES                     AMOUNT TO BE       OFFERING PRICE        AGGREGATE        REGISTRATION
               TO BE REGISTERED                     REGISTERED (1)      PER SHARE (2)      OFFERING PRICE (2)     FEE (2)
-------------------------------------------         --------------      --------------     ------------------  ------------
Common Stock, par value $0.000001 per share              6,500,000           $0.45              $2,925,000        $236.64

(1) Plus such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraph (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, based upon the average of the $0.30 bid price and the $0.60 ask price of the common stock on the OTC Bulletin Board on September 23, 2003.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the following documents filed with the Commission:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 28, 2003;

         (b) the Company's current report on Form 8-K, filed with the Commission on February 7, 2003;

         (c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the Commission on May 13, 2003;

         (d) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the Commission on May 14, 2003;

         (e) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the Commission on August 13, 2003;

         (f) the description of the Company's common stock appearing under the heading "Description of Registrant's Securities to be Registered - Common Stock" contained in the Company's Registration Statement on Form 8-A/A (Commission File No.:
                  0-25202), filed with the Commission on March 12, 2003, which amended and restated in its entirety the description of such stock contained in the registration statement on Form 8-A, filed by the Company on October 1, 1996; and

         (g) all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Second Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication that the person is liable to the Company unless the court, in its discretion, determines that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

 EXHIBIT
    NO.                                DESCRIPTION
 -------       ----------------------------------------------------------------
   4.1         Second Amended and Restated Certificate of Incorporation of Kitty
               Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.'s Form 8-K, dated
               October 1, 2002, and incorporated herein by reference).

   4.2         Certificate of Amendment of the Second Amended and Restated
               Certificate of Incorporation of Kitty Hawk, Inc., dated February
               6, 2003 (Exhibit 3.2 to Kitty Hawk, Inc.'s amended Registration
               Statement on Form 8-A/A dated March 12, 2003, and incorporated herein by reference).

   4.3         Amended and Restated Bylaws of Kitty Hawk, Inc., dated August 30,
               2002 (Exhibit 3.3 to Kitty Hawk, Inc.'s amended Registration
               Statement on Form 8-A/A dated March 12, 2003, and incorporated herein by reference).

   4.4         Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk,
               Inc.'s amended Registration Statement on Form 8-A/A dated March
               12, 2003, and incorporated herein by reference).

   4.5*        Kitty Hawk 2003 Long Term Equity Incentive Plan.

   5.1*        Opinion of Haynes and Boone, LLP.

   23.1*       Consent of Grant Thornton LLP, independent auditors.

   23.2* Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

   24.1*       Power of Attorney of the Directors of Kitty Hawk, Inc.
               (incorporated in the signature page of this Registration
               Statement).

----------

* Each document marked with an asterisk is filed herewith.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DFW International Airport, State of Texas, on the 23rd day of September, 2003.

                                   KITTY HAWK, INC.

                                   By:  /s/ Robert W. Zoller, Jr.
                                        ---------------------------------------
                                        Robert W. Zoller, Jr.
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kitty Hawk, Inc., a Delaware corporation, do hereby constitute and appoint Robert W. Zoller, Jr., Steven E. Markhoff and Drew Keith, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on the 23rd day of September, 2003.

         SIGNATURE                                                    TITLE
         ---------                                                    -----
/s/ ROBERT W. ZOLLER, JR.                          Chief Executive Officer, President and Director
-----------------------------------                (Principal Executive Officer)
Robert W. Zoller, Jr.

/s/ GERALD L. GITNER
-----------------------------------                Non-Executive Chairman of the Board of Directors and Director
Gerald L. Gitner

/s/ DREW KEITH                                     Chief Financial Officer
-----------------------------------                (Principal Financial Officer)
Drew Keith

/s/ JESSICA L. WILSON                              Chief Accounting Officer
-----------------------------------                (Principal Accounting Officer)
Jessica L. Wilson

/s/ TAMIR HACKER                                   Director
-----------------------------------
Tamir Hacker

/s/ MYRON KAPLAN                                   Director
-----------------------------------
Myron Kaplan

/s/ JOHN M. MALLOY                                 Director
-----------------------------------
John M. Malloy

/s/ ROBERT A. PEISER                               Director
-----------------------------------
Robert A. Peiser

                                  EXHIBIT INDEX


 EXHIBIT
   NO.                                DESCRIPTION
 -------          -------------------------------------------------------------
   4.1            Second Amended and Restated Certificate of Incorporation of
                  Kitty Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.'s Form 8-K,
                  dated October 1, 2002, and incorporated herein by reference).

   4.2            Certificate of Amendment of the Second Amended and Restated
                  Certificate of Incorporation of Kitty Hawk, Inc., dated
                  February 6, 2003 (Exhibit 3.2 to Kitty Hawk, Inc.'s amended
                  Registration Statement on Form 8-A/A dated March 12, 2003, and incorporated herein by reference).

   4.3            Amended and Restated Bylaws of Kitty Hawk, Inc., dated August
                  30, 2002 (Exhibit 3.3 to Kitty Hawk, Inc.'s amended
                  Registration Statement on Form 8-A/A dated March 12, 2003, and incorporated herein by reference).

   4.4            Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk,
                  Inc.'s amended Registration Statement on Form 8-A/A dated
                  March 12, 2003, and incorporated herein by reference).

   4.5*           Kitty Hawk 2003 Long Term Equity Incentive Plan.

   5.1*           Opinion of Haynes and Boone, LLP.

   23.1*          Consent of Grant Thornton LLP, independent auditors.

   23.2* Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

   24.1*          Power of Attorney of the Directors of Kitty Hawk, Inc.
                  (incorporated in the signature page of this Registration
                  Statement).

----------
* Each document marked with an asterisk is filed herewith.